UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 30, 2017 (May 25, 2017)

VITAXEL GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	333-201365	30-0803939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wisma Ho Wah Genting, No. 35 Jalan Maharajalela, 50150 Kuala Lumpur, Malaysia
(Address of principal executive offices)

Registrant’s telephone number, including area code:	603.2143.2889

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 25, 2017, the Board of Directors of Vitaxel Group Limited (“Vitaxel”) authorized and approved an amendment (the “Amendment”) to Vitaxel’s Amended and Restated Articles of Incorporation, which authorized a one hundred-to-one reverse stock split (the “Reverse Split”) of Vitaxel’s outstanding common stock, par value $0.000001 per share, with a record date of June 12, 2017 (the “Record Date”). We expect that the Reverse Stock Split will (i) increase the marketability and liquidity of our common stock; (ii) address the reluctance of brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold in their own portfolios; and (iii) enable us to maintain the quotation of our common stock on the OTC Markets, Inc. QB Tier.

Separately, on May 30, 2017, the Board of Directors of Vitaxel authorized and approved a related increase in the par value of the Vitaxel common stock from $0.000001 to $0.0001.

In connection with the Reverse Split, there will be a corresponding reduction of our authorized common stock and our authorized preferred stock and as such, shareholder approval is not required. The Reverse Split is subject to the approval of FINRA.

On the effective date of the Reverse Split (the “Effective Date”), automatically without any action on the part of any holder thereof:

●	all of our issued and outstanding shares of common stock (“Old Common Stock”), shall be converted on the basis of 100 shares of Old Common Stock for one new share of common stock (“New Common Stock”);

●	each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock shall, from and after the Effective Date, be entitled to receive a certificate or certificates representing the shares of New Common Stock into which the shares of Old Common Stock are reclassified pursuant to the Reverse Split;

●	each holder entitled to a fractional share of New Common Stock shall receive one whole share of New Common Stock instead;

●	all shares of Common Stock eliminated as a result of the Reverse Split will be cancelled;

●	the paid-in capital of Vitaxel shall be reduced by an amount equal to the par value of the Old Common Stock so eliminated and the additional paid-in capital of Vitaxel shall be increased by the same amount;

●	the par value of the New Common Stock shall increase from $0.000001 per share to $0.0001 per share; and

●	as of the Effective Date, the total number of shares that Vitaxel will be authorized to issue will be seventy-one million (71,000,000) shares, of which seventy million (70,000,000) shares shall be common stock, each having a par value of $0.000001, and one million (1,000,000) shares be preferred stock, each having a par value of $0.000001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2017		VITAXEL GROUP LIMITED

	By:	/s/ Leong Yee Ming
Leong Yee Ming
Chief Executive Officer